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                                                                    Exhibit 23.2

             CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT AUDITORS
              Consent of Independent Certified Public Accountants


The Board of Directors and

Stockholders of Leapnet, Inc.


   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 9, 2001 included in Leapnet, Inc.'s Form 10-K for the eleven months ended December 31, 2001 and to all references to our Firm included in this registration statement.

   /s/ ARTHUR ANDERSEN LLP

   Arthur Andersen LLP

   Chicago, Illinois

   August 15, 2001